Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258539 on Form S-3 and Registration Statement Nos. 333-253028 and 333-240259 on Form S-8 of our report dated February 10, 2022 relating to the financial statements of AlloVir, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 10, 2022